Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of First Eagle High Yield Municipal Completion Fund of our report dated September 26, 2025, relating to the financial statement of First Eagle High Yield Municipal Completion Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
September 26, 2025